Exhibit 23.2




                         Consent of Independent Auditors


We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement (Form S-8 No. 333-74344) pertaining to the Hilb, Rogal and Hamilton Company Outside Directors Deferral Plan of our report dated February 9, 2001, with respect to the consolidated financial statements and schedule of Hilb, Rogal and Hamilton Company included or incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                                  /s/ Ernst & Young LLP



Richmond, Virginia
February 8, 2002